Exhibit 99.2

ASX Announcement

27 April 2022

Coronado amends dividend policy

Coronado Global Resources Inc. (“Coronado”, the “Company” ASX: CRN) today announces that it has amended its dividend policy with plans to pay a fixed cash dividend of US$0.005 per CDI on a biannual basis (US$ 0.010 per CDI annually) (“Fixed Dividend”), in accordance with the Company’s over-arching distribution policy to pay out between 60% and 100% of Free Cash Flow per year. Coronado’s variable dividend may take the form of cash dividends, share buy-backs or other distributions. For these purposes "Free Cash Flow” is defined as net cash from operating activities less cash taxes, capital expenditure, acquisition expenditure, amounts reserved for capital expenditure and acquisition expenditure, amounts required for debt servicing.

Coronado’s Managing Director and CEO, Gerry Spindler said: “This amendment to the Company’s dividend policy reflects Coronado’s enhanced balance sheet, improved liquidity and the strength of coal markets as well as our recent credit rating upgrades. In setting our dividend policy we aim to deliver stockholder returns while maintaining flexibility to pursue our strategic initiatives within a prudent capital structure. In circumstances where there is surplus available Free Cash Flow, at the discretion of our Board of Directors and in light of business and market conditions, we may consider the potential for additional stockholder returns through special dividends and share buy-backs as part of its broader capital management strategy.”

The payment of dividends remains at the discretion of the Board of Directors. It is expected that the Fixed Dividends would be distributed following the release of Coronado’s half-year and full-year results in accordance with acceptable timelines as required by the ASX. The Board of Director’s decision as to whether or not a dividend will be paid will be subject to a number of considerations including the general business environment, operating results, cash flows, future capital requirements, regulatory and contractual restrictions, as well as applicable covenants under the indenture governing our Senior Secured Notes and covenants under the ABL Facility and any other factors the Board of Directors may consider relevant.

Dividends (including Fixed Dividends) will remain unfranked until sufficient franking credits are accumulated.

This announcement was authorised for release by the Board of Coronado Global Resources Inc.

For further information please contact:

Investors	Media
Andrew Mooney	Helen McCombie
P: +61 458 666 639	Citadel Magnus
E: amooney@coronadoglobal.com	P: +61 411 756 248
E: hmccombie@citadelmagnus.com

Coronado Global Resources Inc.	Level 33, Central Plaza One, 345 Queen Street
ARBN: 628 199 468	Brisbane QLD 4000

T: +61 7 3031 7777 | F: +61 7 3229 7402
www.coronadoglobal.com

Forward-Looking Statements

This release contains certain “forward-looking statements” concerning our business, operations, financial performance and condition, the coal, steel and other industries, the effect of the COVID-19 pandemic and related governmental and economic responses thereto, as well as our plans, objectives and expectations for our business, operations, financial performance and condition. Forward-looking statements are predictive in character and may be identified by words such as “may,” “could,” “believes,” “estimates,” “expects,” “likely,” “intends,” “plans,” “considers,” “anticipate,” “forecast,” “outlook,” “target” and similar expressions in this release. Any forward-looking statements involve known and unknown risks, uncertainties, assumptions and other important factors that could cause actual results, performance, events or outcomes to differ materially from the results, performance, events or outcomes expressed, implied or anticipated in these statements, many of which are beyond our control. Such forward-looking statements are based on an assessment of present economic and operating conditions on a number of best estimate assumptions regarding future events and actions. These factors are difficult to accurately predict and may be beyond our control. Factors that could affect our results, our announced plans, or an investment in our securities include, but are not limited to: uncertainty and weaknesses in global economic conditions, including the extent, duration and impact on prices caused by reduced demand; the COVID-19 pandemic led to reduced market demand and risks related to government actions with respect to trade agreements, treaties or policies; severe financial hardship, bankruptcy, temporary or permanent shut downs or operational challenges, due to the ongoing COVID-19 pandemic or otherwise, of one or more of our major customers, including customers in the steel industry, key suppliers/contractors, which among other adverse effects, could lead to reduced demand for our coal, increased difficulty collecting receivables and customers and/or suppliers asserting force majeure or other reasons for not performing their contractual obligations to us; our ability to generate sufficient cash to service our indebtedness and other obligations; our indebtedness and ability to comply with the covenants and other undertakings under the agreements governing such indebtedness; our ability to collect payments from our customers depending on their creditworthiness, contractual performance or otherwise; the prices we receive for our coal; the demand for steel products, which impacts the demand for our metallurgical coal; risks inherent to mining; the loss of, or significant reduction in, purchases by our largest customers; risks unique to international mining and trading operations, including tariffs and other barriers to trade; unfavorable economic and financial market conditions; our ability to continue acquiring and developing coal reserves that are economically recoverable; uncertainties in estimating our economically recoverable coal reserves; transportation for our coal becoming unavailable or uneconomic for our customers; the risk that we may be required to pay for unused capacity pursuant to the terms of our take-or-pay arrangements with rail and port operators; our ability to retain key personnel and attract qualified personnel; any failure to maintain satisfactory labor relations; our ability to obtain, renew or maintain permits and consents necessary for our operations; potential costs or liability under applicable environmental laws and regulations, including with respect to any exposure to hazardous substances caused by our operations, as well as any environmental contamination our properties may have or our operations may cause; extensive regulation of our mining operations and future regulations and developments; our ability to provide appropriate financial assurances for our obligations under applicable laws and regulations; assumptions underlying our asset retirement obligations for reclamation and mine closures; concerns about the environmental impacts of coal combustion, including perceived impacts on global climate issues, which could result in increased regulation of coal combustion in many jurisdictions and divestment efforts affecting the investment community; the extensive forms of taxation that our mining operations are subject to, and future tax regulations and developments; any cyber-attacks or other security breaches that disrupt our operations or result in the dissemination of proprietary or confidential information about us, our customers or other third parties; a decrease in the availability or increase in costs of key supplies, capital equipment or commodities, such as diesel fuel, steel, explosives and tires; the risk that we may not recover our investments in our mining, exploration and other assets, which may require us to recognize impairment charges related to those assets; risks related to divestitures and acquisitions; and the risk that diversity in interpretation and application of accounting principles in the mining industry may impact our reported financial results.

For additional factors affecting the business of the Issuer and the Company, refer to Part I – Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2021 and other filings filed with the Securities and Exchange Commission.

You are urged to carefully consider these risk factors.